UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

CHINO COMMERCIAL BANCORP (Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 23, 2009 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1.      Press release dated February 23, 2009

FOR IMMEDIATE RELEASE

Date:	February 23, 2009
Contact:	Dann H. Bowman
Title:	President and Chief Executive Officer
Phone:	(909) 393-8880
OTCBB Symbol:	CCBC

CHINO COMMERCIAL BANCORP ANNOUNCES STOCK REPURCHASE PLAN

CHINO, CA –

Dann H. Bowman, President & CEO of Chino Commercial Bancorp and its wholly-owned subsidiary, Chino Commercial Bank, N.A., today announced that the Board of Directors of Chino Commercial Bancorp has approved a plan to incrementally repurchase up to an aggregate of $200,000 worth of shares of the Company’s common stock. The repurchase program will continue for a period of twelve months, subject to earlier termination at the Company’s discretion.

The shares would be repurchased at the prevailing market prices from time to time in open market transactions or in privately negotiated transactions during the repurchase period. The timing of the purchases and the number of shares to be repurchased at any given time will depend on market conditions and SEC regulations. It is anticipated that some non-employee directors of the Company may sell shares to the Company in the repurchase program.

Dann H. Bowman, President and Chief Executive Officer of Chino Commercial Bancorp and Chino Commercial Bank stated, “We are very pleased to announce this repurchase program and we believe that it benefits all shareholders by increasing the liquidity for some and increasing the value for others. Our shareholders have and continue to be our most important asset and rewarding them is a high priority.”

About Chino Commercial Bancorp

Chino Commercial Bank is a wholly owned subsidiary of Chino Commercial Bancorp. Chino Commercial Bank operates two full service branches in Chino and Ontario. The company’s shares are traded on the OTCBB under the ticker symbol “CCBC.”

Forward Looking Statements

The statements in this press release regarding the repurchase of Chino Commercial Bancorp common stock and the expected duration of the repurchase program are forward looking statements that are subject to risks and uncertainties. Chino Commercial Bancorp may repurchase $200,000 of its stock, none of its stock, or any amount in between. It may also lengthen or shorten the repurchase period, depending on the trading price of its common stock, which may be positively or negatively impacted by the repurchase program, market conditions, determinations following the date of this announcement to use such funds for other purposes, or for other reasons. A detailed description of additional risks relating to Chino Commercial Bancorp can be found in our filings with the Securities and Exchange Commission, including the Form 10-KSB for the year ended December 31, 2007 filed with the SEC. More recent financial information is contained in the company’s quarterly reports on form 10Q filed with the SEC for the first three quarters of 2008, and the form 8K concerning the company’s earnings release for the fourth quarter of 2008, filed with the SEC on January 20, 2009. Copies of filings made with the SEC are available though the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2009

By: /s/ Sandra F. Pender Sandra F. Pender Senior Vice President and Chief Financial Officer